                             CERTIFICATE OF INCORPORATION

                                          OF

                           INTERNATIONAL LOGISTICS LIMITED


                                      ARTICLE I

         The name of the corporation is:  International Logistics Limited.


                                      ARTICLE II

         The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                     ARTICLE III

         The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                      ARTICLE IV

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is ten thousand (10,000), all of which shall be without par value, consisting of (i) five thousand (5,000) shares of Class A Common Stock and (ii) five thousand (5,000) shares of Class B Common Stock.

         The Relative rights, preferences and limitations of the Class A Common Stock and Class B Common Stock of the Corporation shall be in all respects identical, share for share, except that the voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Class A Common Stock, and, except as otherwise required by law, the holders of the Class B Common Stock shall not have any voting power or be entitled to receive any notice of meetings of shareholders. In all matters in which they shall have the right to vote, the holders of the Class A Common Stock and the Class B Common Stock shall have one vote per share.

                                      ARTICLE V

         The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of the directors need not be by written ballot.


                                      ARTICLE VI

         The name and mailing address of the incorporator is: Christine W. Jenkins, 310 South Street, Morristown, NJ 07962-1913.


                                     ARTICLE VII

         The business of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors constituting the entire board shall be one or more, as determined by the by-laws.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Any repeal or modification of this Article VII shall not adversely affect any right or protection of an existing director at the time of such repeal or modification.


         IN WITNESS WHEREOF, I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13th day of February, 1996.


                             /s/ CHRISTINE W. JENKINS
                             --------------------------------------
                             Christine W. Jenkins


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                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

                                          OF

                           INTERNATIONAL LOGISTICS LIMITED


                    (Originally incorporated on February 14, 1996)


         The undersigned sole director hereby certifies that (i) this Amended and Restated Certificate of Incorporation of International Logistics Limited was duly adopted and is being filed pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware and supersedes the heretofore existing Certificate of Incorporation of International Logistics Limited and all amendments thereto; (ii) the Company (as defined below) as of the date hereof has not received any payment for any of its stock and (iii) that the Certificate of Incorporation is amended and restated as follows.


                                      ARTICLE I

         The name of the corporation is International Logistics Limited (hereinafter referred to as the "Company").


                                      ARTICLE II

         The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                     ARTICLE III

         The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                      ARTICLE IV

         The corporation is authorized to issue two million (2,000,000) shares of Common Stock, par value $.001 per share (the "COMMON STOCK").

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                                      ARTICLE V

         The holders of the Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefor.


                                      ARTICLE VI

         The Board of Directors shall not be authorized to adopt, amend or repeal the Bylaws of the Company or this Certificate of Incorporation except as set forth in the Bylaws. The holders of Common Stock shall not be authorized to adopt, amend or repeal the Bylaws of the Company or this Certificate of Incorporation except as set forth in the Bylaws.


                                     ARTICLE VII

         If the Company issues any Common Stock or securities convertible into Common Stock, or any right, title or interest therein to any Person, then the Company shall make the offer to sell pursuant to, and otherwise comply with the requirements set forth in this Article VII. Notwithstanding the foregoing, the Company may Transfer Common Stock or securities convertible into Common Stock, and any right, title or interest therein without making the offer to sell as set forth in this Article VII in connection with (i) an Initial Public Offering,
(ii) the issuance of shares of Common Stock in connection with the exercise of warrants issued and outstanding as of May 5, 1996; (iii) the issuance of up to ten percent (10%) of the number of Securities issued and issuable, in connection with the acquisition of certain companies by the Company, to certain employees, executive officers and directors of the Company pursuant to any stock option plan approved by the Board of Directors; and (iv) the issuance of Securities to any employee, director or officer of the Company or any of its subsidiaries. Notwithstanding the foregoing, any rights or obligations pursuant to this
Article VII shall terminate no later than the date of an Initial Public Offering. The rights in this Article VII shall not inure to the benefit of the Warrantholder (as defined below).

         A. COMPANY TRANSFER NOTICE. If the Company desires in good faith to Transfer Common Stock or securities convertible into Common Stock, the Company shall deliver a written notice of the proposed Transfer (the "COMPANY TRANSFER NOTICE") to each stockholder that in the reasonable judgment of the Company is an Accredited Investor, or who can provide the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that the Company Transfer Securities (as defined


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below) may be sold to such stockholder without registration under the Securities
Act (each an "ACCREDITED OFFEREE"). The Company Transfer Notice shall contain a description of the proposed transaction and the terms thereof including the number of Securities and type of Securities proposed to be transferred (collectively, the "COMPANY TRANSFER SECURITIES"), the name of each person to whom or in favor of whom the proposed Transfer is to be made (the "COMPANY TRANSFEREE"), and a description of the consideration to be received by the Company upon Transfer of the Company Transfer Securities. The Company Transfer Notice shall be accompanied by a copy of the offer to issue Securities to any Person (for purposes of this Article VII, and executed letter of intent stating the terms of such offer, or incorporating by reference a separate summary of terms shall be deemed a written offer). On a day which is not earlier than the ten (10) days following delivery of the Company Transfer Notice and after having received the requisite approval from the Board of Directors, the Company may issue the Company Transfer Securities to the Company Transferee on the terms set forth in the Company Transfer Notice.

         B. TERMS OF OFFER. Upon completion of the issuance of the Company Transfer Securities referred to in SUBSECTION (A) above, the Company shall deliver to each stockholder a written offer to sell (the "OFFER TO SELL") a Pro Rata portion of an equivalent number of the Company Transfer Securities based upon such stockholder's holdings of Securities. The Offer to Sell shall be on the same terms and conditions, and shall be for cash. If the consideration described in the Company Transfer Notice is for something other than cash, the purchase price paid by each stockholder for shares purchased pursuant to this SUBSECTION (B) shall be in cash at the Trading Price (or if no trading price is available, then the Fair Market Value) of such Securities determined as of the issue date of the Company Transfer Securities.

         C. ACCEPTANCE OF OFFER. Within thirty (30) days after receipt of an Offer to Sell, any Accredited Offeree may, by written notice delivered to the Company, accept the Offer to Sell in whole or in part.

         D. ADDITIONAL OFFER. If, within the thirty (30) day period specified in SECTION (C) above, the Accredited Offerees do not agree to purchase all of the Company Transfer Securities offered pursuant to the initial Offers to Sell, the Company shall make an additional offer to sell the remainder of the Company Transfer Securities (the "ADDITIONAL OFFER") proportionately to the stockholders who accepted in whole their respective initial Offers to Sell. The Additional Offer shall be made within five (5) days after expiration of the initial thirty
(30) day period,


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

and may be accepted, in whole or in part, by written notice delivered to the Company within ten (10) days after receipt. Notwithstanding any other provision of this Article VII, the Accredited Offerees may permit, by written agreement signed by each Accredited Offeree, any Accredited Offeree to purchase more or less than such Accredited Offeree's Pro Rata portion of the Company Transfer Securities.

         E. TRANSFER OF SHARES. Transfers of Securities pursuant to offers made and accepted in accordance with this Article VII or to a Company Transferee shall occur simultaneously on a Business Day not more than thirty (30) days after the last date on which any offer in accordance with this Article VII could have been accepted.

         F. DEFINITIONS. For the purpose of this Article VII capitalized terms not otherwise defined in this Article VII shall have the following meanings assigned to them:

         "ACCREDITED INVESTOR" shall have the meaning set forth for such term in Regulation D under the Securities Act.

         "BUSINESS DAY" shall mean a day other than Saturday, Sunday or any other day on which banks located in the State of California are authorized or obligated to close.

         "FAIR MARKET VALUE" shall mean the fair market value of the Company's Common Stock (or other securities if in the context of untraded securities distributed in connection with a Qualified Sale) as determined on a fully-distributed basis without regard to liquidity or size relative to the number of shares outstanding; PROVIDED, that such valuation (x) be performed by a nationally recognized investment banking, valuation or appraisal firm paid for by the Company and (y) shall ascribe value to warrants as the amount, if any, by which the value of the Common Stock underlying the warrant shall exceed the aggregate exercise price related thereto.

         "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock by the Company pursuant to a registration of shares under the Securities Act on a Form S-1 Registration Statement (or equivalent or successor form).

         "PRO RATE" shall mean, with respect to any offer of shares of Common Stock or securities exercisable or convertible into shares of Common Stock, an offer based on the relative percentages of Securities then held by or issuable to all of the stockholders to whom such offer is made.


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

         "QUALIFIED SALE" shall mean (i) any sale of all or substantially all of the assets of the Company or (ii) any sale, merger or liquidation of the Company with or into any other entity whereby at least a majority of the voting stock or other voting interests of such surviving entity shall be owned or controlled by a person other than a stockholder.

         "SECURITIES" shall mean the shares of Common Stock and any securities convertible or exercisable into shares of Common Stock.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "TRADING PRICE" means the trading price for each trading day: (a) if the Common Stock is traded on a national securities exchange, its last reported sale price on the preceding Business Day on such national securities exchange on the next preceding Business Day on which there was a sale, all as made available over the Consolidated Last Sale Reporting System of the CTA Plan (the "CLSRS") or, if the Common Stock is not then eligible for reporting over the CLSRS, its last reported sale price on the preceding Business Day on such national securities exchange or, if there was no sale on that day, on the next preceding Business Day on which there was a sale on such exchange or (b) if the principal market for the Common Stock is the over-the-counter market, but the Common Stock is not then eligible for reporting over the CLSRS, but the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the last sale price reported on NASDAQ on the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day, but in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation.

         "TRANSFER" shall mean the issuance, sale, assignment, transfer, giving away, or disposal in any way of any Securities.

         "WARRANTHOLDER" shall mean the holder (or any successors in interest thereto) of that certain Warrant, issued and outstanding as of May 5, 1996, which is exercisable into 66,489 shares of Common Stock; PROVIDED, HOWEVER, that upon the full exercise of all, but not less than all, of the shares of Common Stock underlying such Warrant, such holder (or any successors in interest thereto) shall not be deemed a "Warrantholder" for purposes of this Article VII.

                                     ARTICLE VIII

         If an investment opportunity for the Company is presented to the Board of Directors and such investment opportunity is not approved within a reasonable time by the Board of Directors in accordance with the terms and provisions of the By-Laws, then any non-employee stockholder or director of the Company may pursue, either alone or in concert with other parties, such investment opportunity independently of the Company and shall be permitted to manage such investment without regard to the potential impact, competitive or otherwise, on the Company, and such stockholder or director shall have no liability to the Company or its stockholders for such actions or any actions in connection therewith, including sharing trade secrets of other confidential information.


                                      ARTICLE IX

         Subject to Article VIII, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or modification of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.


                                      ARTICLE X

         To the fullest extent authorized by law, the Board of Directors of the Company, acting on behalf of the Company, shall indemnify or advance costs of defense, or commit the Company to indemnify or advance costs of defense in the future, to any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, partner, trustee, agent or employee, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This Article X shall not be deemed exclusive of any other provision for indemnification of directors, officers, fiduciaries, employees or agents that may be included in any statute, bylaw, resolution of shareholders or directors, agreement or otherwise, either as to action in any official capacity or action in another capacity while holding office.

         IN WITNESS WHEREOF, I, the undersigned, being the sole director hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein are true, and accordingly have hereunto set my hand this 1st day of May, 1996.


                                  /s/ MICHAEL B. LENARD
                                  ------------------------------
                                  Michael B. Lenard



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                               CERTIFICATE OF AMENDMENT

                                          OF

                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                           INTERNATIONAL LOGISTICS LIMITED



         International Logistics Limited, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That, at a meeting of the Board of Directors of the Corporation held on October 28, 1996, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing its officers to submit said amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

              RESOLVED, that Article IV of the Corporation 's Restated Certificate of Incorporation be amended to read as follows:

              "IV: The corporation is authorized to issue five million (5,000,000) shares of Common Stock, par value $.001 per share ("Common Stock")."

              RESOLVED FURTHER, that Article VII, Section F. of the Corporation's Restated Certificate of Incorporation's Restated Certificate of Incorporation be amended to add thereto a definition of the term "Person", which definition shall read as follows:

              "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof."


         SECOND: That, thereafter, by written consent of the holders of at least 75% of the voting stock of the Corporation, the necessary number of shares required by statute were voted in favor of the amendments. Prompt written notice in accordance with Section 228 of the General Corporation Law of the State of Delaware has been given to those stockholders of the Corporation who have not consented in writing.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, International Logistics Limited has caused this certificate to be signed by Roger E. Payton, its Chief Executive Officer, this 28th day of October, 1996.



                             /s/ ROGER E. PAYTON
                             -----------------------------------
                             Roger E. Payton




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